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                                                                     EXHIBIT 10a

                               ATRION CORPORATION
                           INCENTIVE COMPENSATION PLAN
                           FOR CHIEF EXECUTIVE OFFICER


1.  PURPOSES OF THE PLAN

    The purposes of this Incentive Compensation Plan for Chief Executive Officer (the "Plan") are to assist Atrion Corporation (the "Company) in securing the continuing services of Emile A. Battat ("Battat") as Chief Executive Officer of the Company and to provide an opportunity for Battat to receive incentive compensation that is tied to the enhancement of shareholder value. The Plan gives Battat, whose annual base salary was set by the Board of Directors of the Company in October 1998 at the lower end of the range of base salaries of chief executive officers of comparable companies and which in accordance with Battat's request has not been increased since that time, the opportunity to receive incentive compensation when he ceases to serve as Chief Executive Officer of the Company. The Plan permits the payment of incentive compensation only if shareholder value has been substantially enhanced over the $9.19 per share closing sale price of the Company's common stock on the day immediately preceding adoption of the Plan.

2.  DEFINITIONS.

(a) "Average Market Price" means (i) the average closing sales price per share of the Company's Common Stock for the ten (10) trading days immediately preceding the Determination Date as reported by either (A) any national securities exchange on which the shares of Common Stock are actively traded or
(B) if not so traded, the Nasdaq Stock Market or (ii) if the Common Stock is not traded on any exchange or the Nasdaq Stock Market, the mean between the bid and asked prices as reported by any nationally-recognized quotation service selected by the Committee plus (iii) if any property or cash is distributed to stockholders of the Company after the Effective Date and prior to the Determination Date, the sum of (X) the Fair Market Value of any property or securities distributed with respect to each share of Common Stock and (Y) the amount of any cash distributed with respect to each share of Common Stock.

(b) "Business Combination" means any merger (other than a change of domicile merger) or consolidation in which the stockholders of the Company exchange their shares of common stock of the Company or in which their shares are converted to the right to receive cash, any sale by the Company of all or substantially all of the assets of the Company and its subsidiaries or any exchange by the stockholders of the Company of their shares for shares of another corporation.

(c) "Committee" means the Compensation Committee of the Board of Directors of the Company.

(d) "Common Stock" means the common stock of the Company.

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(e) "Determination Date" means the date that Battat ceases to serve as Chief
Executive Officer of the Company or, if Battat ceases to serve in such capacity in connection with a Business Combination that closes within sixty (60) days after such date, the date on which such Business Combination closes.

(f) "Effective Date" means July 23, 1999.

(g) "Fair Market Value" means (i) in the case of publicly-traded securities, the closing sales price per share of such securities as reported by either (A) any national securities exchange on which such securities are actively traded or (B) the Nasdaq Stock Market or, if such securities are not traded on any exchange or the Nasdaq Stock Market, the mean between the bid and asked prices as reported by any nationally-recognized quotation service selected by the Committee or (ii) in the case of securities that are not publicly traded and other property, the price at which such securities or property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, as determined by a nationally-recognized valuation expert selected by the Committee.

(h) "Value of Consideration Received" means (i) the Fair Market Value of any property or securities distributed with respect to each Share of Common Stock in connection with a Business Combination plus (ii) if any property or cash is distributed to stockholders of the Company after the Effective Date and prior to the Determination Date, the sum of (X) the Fair Market Value of any property or securities distributed with respect to each share of Common Stock and (Y) the amount of any cash distributed with respect to each share of Common Stock.

3. ADMINISTRATION.

The Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have the power and authority to direct the payment by the Company of incentive compensation hereunder and shall have the authority, in its sole discretion, in accordance with the provisions hereof, to make any and all determinations deemed necessary or advisable for the administration of the Plan.

4. INCENTIVE COMPENSATION.

Within ten (10) days following the Determination Date, the Company shall pay to Battat incentive compensation determined as follows: If the Average Market Price or, in the event Battat ceases to serve as Chief Executive Officer in connection with a Business Combination, the Value of Consideration Received is $12.00 or less, then Battat shall be paid no incentive compensation under the Plan. If the Average Market Price or, in the event Battat ceases to serve as Chief Executive Officer in connection with a Business Combination, the Value of Consideration Received is greater than $12.00, Battat shall be paid incentive compensation equal to the sum of (A) the product of (i) $150,000 and (ii) the amount not to exceed $3.00 by which the Average Market Price or Value of Consideration Received, as the case may be, exceeds $12.00, plus (B) the product of (i) $200,000 and (ii) the amount not to exceed $3.00 by which the Average Market Price or Value of Consideration Received, as the case may be, exceeds $15.00, plus (C) the product of (i) $250,000 and (ii) the amount by which the Average Market Price or Value of Consideration Received, as the case may be, exceeds $18.00.

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5. WITHHOLDING.

Any payment of incentive compensation under the Plan shall be subject to applicable withholding, social security and other state, federal and local taxes and deductions.

6. MISCELLANEOUS PROVISIONS.

(a) The Plan shall be governed by and construed in accordance with the laws of the State of Texas applied without giving effect to any conflict-of-laws principles.

(b) No member of the Board of Directors of the Company or the Committee nor any officer or employee of the Company acting on behalf of the Board of Directors or the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan; and all members of the Board of Directors and the Committee and each officer and employee acting on their behalf shall, to the extent permitted by law, be indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

(c) All obligations of the Company under the Plan with respect to the payment of incentive compensation shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the assets of the Company or a merger or consolidation or otherwise.

(d) In the event the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company (whether by reason of recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then the incentive compensation payable hereunder shall be adjusted as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such shares shall have been changed, or for which they shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in incentive compensation which may be granted under the Plan, such adjustments shall be made in accordance with such determination.


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